016570| 003590|127C|RESTRICTED||4|057-423

COMMON STOCK

NO PAR VALUE

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ 000000

Shares
600620****
600620**
****600620****
*****600620***
******600620**

ADVANCED EMISSIONS SOLUTIONS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 00770C 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

is the owner of * * * SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY * * *

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Advanced Emissions Solutions, Inc. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

President & CEO

SEAL

Secretary

By ____________________
AUTHORIZED SIGNATURE

1234567

ADVANCED EMISSIONS SOLUTIONS, INC.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7